EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.33-91296, No. 333-56125, No. 333-39700 No. 33-91298 and No. 33-101369) of Bull Run Corporation of our reports dated November 19, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky
November 29, 2004